EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Completion of Inquiry into Stock Option Practices; Releases
Additional Financial Information for Third and Fourth Quarters and Fiscal Year 2006
SEATTLE, WA—November 8, 2006—F5 Networks, Inc. (NASDAQ: FFIV) today announced that the special committee of the company’s board of directors has completed its inquiry into the company’s stock option practices and reported its findings, which have been reviewed and adopted by the board. As a result, the company has released its income statements for the third and fourth quarters and for the full fiscal year 2006.
For the fourth quarter of fiscal 2006, revenue of $111.7 million was up 12 percent from $100.1 million in the prior quarter and 39 percent from $80.6 million in the fourth quarter of fiscal 2005. Fourth quarter net income was $17.8 million ($0.43 per diluted share) compared to net income of $17.0 million ($0.41 per diluted share) in the prior quarter. For fiscal 2006, the company reported record annual revenue of $394.0 million, up 40 percent from $281.4 million in fiscal 2005. Net income for the fiscal year was $66.0 million ($1.59 per diluted share).
Excluding stock compensation expense but including expenses related to the options inquiry, non-GAAP net income for the fourth quarter was $24.0 million ($0.58 per diluted share) compared to non-GAAP net income of $21.0 million ($0.50 per diluted share) in the prior quarter. Non-GAAP net income for fiscal 2006 was $84.3 million ($2.03 per diluted share).
A reconciliation of reported net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
F5 president and chief executive officer John McAdam said that the company’s strong revenue growth during the second half of fiscal 2006 helped drive its improving profitability, despite increasing investment in sales and product development and additional expenses of approximately $7.0 million related to the options inquiry.
McAdam also noted that during the second half of fiscal 2006 the company continued to strengthen its cash position, generating $37.3 million and $18.0 million in cash from operations for the third and fourth quarters respectively. For fiscal 2006, cash flow from operations was $125.4 million compared to $85.0 million in fiscal 2005. At year end, the company’s cash and investments totaled $492 million.

For the first quarter of fiscal 2007, ending December 31, McAdam reiterated the company’s revenue target of $116 million to $118 million and said management is targeting earnings per share between $0.43 and $0.45.
Conclusion of Special Committee Investigation – Financial and Remedial Measures
F5 today announced that the special committee has completed its review of the company’s stock option practices and has reported its findings to the company’s board of directors. The special committee found that the recorded grant dates for certain stock options granted during fiscal years 1999 through 2004 should not be relied upon as the measurement date for accounting purposes and that the accounting treatment used for the vesting of certain stock options was incorrect. These findings have been reviewed and unanimously adopted by the board of directors and are currently being reviewed by our independent registered public accounting firm.
F5 has conducted an analysis, in conjunction with the board’s audit committee and professional advisors, to determine the accounting impact of the special committee’s findings. Based on its analysis, F5 will be required to record an additional non-cash, stock-based compensation expense of approximately $22.9 million, in the aggregate, for fiscal years 1999 through 2006. This accounting adjustment is net of applicable tax accounting adjustments. Through September 30, 2006, F5 has spent approximately $7.0 million in legal and accounting fees related to this inquiry.
F5 plans to file its Form 10-Q for the third quarter of fiscal 2006, which has been delayed due to the pending final outcome of the special committee’s inquiry, and all restated financial statements that are impacted by the above-described adjustments, as soon as practicable. The company currently anticipates that the above-described restatements will be completed in time to file its Form 10-K for fiscal 2006 by the required deadline.
In connection with the conclusion of its review, the special committee has also recommended that the board of directors, and its compensation and audit committees, consider and adopt certain remedial measures related to the issues raised in the special committee’s investigation, including:
•	A “best practices” review and evaluation of the company’s equity compensation controls, processes and procedures;

•	A “best practices” review and evaluation of the company’s controls, processes and procedures for documentation of corporate actions, including the drafting and finalizing of minutes, unanimous written consents and other similar corporate documentation;

•	The adoption of a policy requiring that all equity compensation awards to board members, officers and employees be granted and priced according to a predetermined schedule; and

•	The implementation of a cross-functional training program for certain key employees concerning (i) the company’s equity compensation programs and related improvements to equity compensation controls, processes and procedures; (ii) the accounting implications of the company’s equity compensation programs; and (iii) the legal implications of the company’s equity compensation programs.

These recommended remedial measures were reviewed and unanimously adopted by the board of directors.
In addition, at the recommendation of the special committee, F5 has identified and hired an interim general counsel to replace its current general counsel, who has tendered her resignation. The current general counsel will continue with F5 until November 22, 2006 solely to assist in transition matters.
F5 is continuing to cooperate fully with both the Department of Justice and the Securities and Exchange Commission in their respective inquiries regarding the company’s historical stock option practices.
Conference Call and Webcast
Tomorrow morning, November 9, 2006, the company will host a conference call at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss the financial results and other information presented in this release. Call-in numbers: 800-857-3834 (US and Canada) and 210-839-8222 (international); conference ID: F5 NETWORKS. To listen to a live webcast, go to the “Nov. ’06” tab at http://www.f5.com/f5/ir/calendar.html and click on the webcast image. Following the call, a telephone replay will be available from 9:00 a.m. Pacific Time on November 9 to 5:00 p.m. Pacific Time on November 10. Call-in numbers for the replay: 866-470-7046 (US and Canada) and 203-369-1480 (international); conference ID: F5 NETWORKS. A replay of the webcast will also be available on the company’s website through January 24, 2007.
About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast, and available for everyone, helping organizations get the most out of their investment. By adding intelligence and manageability into the network to offload applications, F5 optimizes applications and allows them to work faster and consume fewer resources. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability — all on one universal platform. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its financial results.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue range, demand for application delivery networking and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: customer acceptance of our new traffic management, security, application delivery and WAN optimization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors;

competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; and the unpredictability of F5’s sales cycle.
Moreover, this press release contains forward-looking statements concerning the special committee’s review of the company’s stock option practices and related accounting, certain recommended remedial measures adopted by the board, as well as the company’s expected restatement of its historical financial statements. The risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to, the possibility that the Securities and Exchange Commission (SEC) will determine that the proper accounting for the company’s prior stock option grants differs from the accounting treatment utilized in determining the adjustments described in this release; that the amount and timing of additional stock-based compensation expenses and other additional expenses to be recorded in connection with affected option grants, and the corresponding restatement of our financial statements, may change; that our ability to file required reports with the SEC on a timely basis may be further impaired or that we may not file such reports within the timeframe outlined in this press release; that our ability to meet the requirements of the NASDAQ Stock Market for continued listing of our shares may be further impaired; that potential claims and proceedings may arise relating to such matters, including additional shareholder litigation and action by the SEC or other governmental agencies; that other actions may be taken or required as a result of the special committee’s findings; including actions which may be recommended by our independent registered public accounting firm, and that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the company.
F5 has no duty to update any matters discussed in this press release. More information about potential risk factors that could affect F5’s business and financial results is included in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2005, and other public filings with the Securities and Exchange Commission.
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F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended	Nine months ended
	June 30, 2006	June 30, 2006
Net revenues
Products	$77,192	$218,558
Services	22,937	63,774

Total	100,129	282,332

Cost of net revenues (1)
Products	15,869	45,903
Services	6,649	17,469

Total	22,518	63,372

Gross Profit	77,611	218,960

Operating expenses (1)
Sales and marketing	32,364	92,391
Research and development	12,517	35,271
General and administrative	10,175	24,720

Total	55,056	152,382

Income from operations	22,555	66,578
Other income, net	4,759	11,606

Income before income taxes	27,314	78,184
Provision for income taxes (1)	10,349	29,931

Net Income	$16,965	$48,253

Net income per share — basic	$0.42	$1.21

Weighted average shares — basic	40,553	39,942

Net income per share — diluted	$0.41	$1.16

Weighted average shares — diluted	41,659	41,426

Non-GAAP Financial Measures
Net income as reported	$16,965	$48,253
Stock-based compensation expense, net of tax	4,033	12,084

Net income excluding stock-based compensation (non-GAAP)	$20,998	$60,337

Net income per share excluding stock-based compensation (non-GAAP) — diluted	$0.50	$1.46

Weighted average shares — diluted	41,659	41,426

(1) Includes stock-based compensation as follows:

Cost of net revenues	$385	$1,083
Sales and marketing	2,289	6,578
Research and development	1,622	4,600
General and administrative	1,457	4,335
Tax effect of stock based compensation	(1,720)	(4,512)

	4,033	12,084

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended	Twelve months ended
	September 30, 2006	September 30, 2006
Net revenues
Products	$86,320	$304,878
Services	25,397	89,171

Total	111,717	394,049

Cost of net revenues (1)
Products	17,716	63,619
Services	7,065	24,534

Total	24,781	88,153

Gross Profit	86,936	305,896

Operating expenses (1)
Sales and marketing	35,087	127,478
Research and development	13,900	49,171
General and administrative	14,389	39,109

Total	63,376	215,758

Income from operations	23,560	90,138
Other income, net	5,825	17,431

Income before income taxes	29,385	107,569
Provision for income taxes (1)	11,633	41,564

Net Income	$17,752	$66,005

Net income per share — basic	$0.44	$1.64

Weighted average shares — basic	40,724	40,139

Net income per share — diluted	$0.43	$1.59

Weighted average shares — diluted	41,645	41,510

Non-GAAP Financial Measures

Net income as reported	$17,752	$66,005
Stock-based compensation expense, net of tax	6,245	18,324

Net income excluding stock-based compensation (non-GAAP)	$23,997	$84,329

Net income per share excluding stock-based compensation (non-GAAP) — diluted	$0.58	$2.03

Weighted average shares — diluted	41,645	41,510

(1) Includes stock-based compensation as follows:

Cost of net revenues	$576	$1,659
Sales and marketing	3,488	10,066
Research and development	2,344	6,943
General and administrative	1,815	6,150
Tax effect of stock based compensation	(1,978)	(6,494)

	6,245	18,324